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                                                                    EXHIBIT 10.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into as of the 16th day of March, 2004 by and between Janus Capital Group Inc., a Delaware corporation ("Assignor"), and Capital Group Partners, Inc., a New York corporation ("Assignee"). Capitalized terms otherwise not defined herein shall have the meanings ascribed to such terms in the offering memorandum of Assignor dated the date hereof and attached hereto as Exhibit A (the "Offering Memorandum").

                              W I T N E S S E T H:

      THAT, WHEREAS, Assignor will make exchange offers pursuant to which Assignor will offer to exchange any or all of its 2006 Notes and any or all of its 2009 Notes for New Notes (the "Exchange Offers") as further described in the Offering Memorandum;

      WHEREAS, the Indenture (the "Indenture") governing the New Notes that are to be issued pursuant to the Exchange Offers will provide, among other things, that Assignor may redeem from the holders of New Notes, on a pro rata basis, an aggregate principal amount of New Notes up to the Purchase Limit on the Call Date (such redemption right, the "Call Right");

      WHEREAS, the Indenture will also provide, among other things, that, in the event Assignor fails to exercise the Call Right or exercises the Call Right with respect to less than the Purchase Limit, holders of the New Notes may require Assignor to purchase from the holders of the New Notes, on a pro rata basis, an aggregate principal amount of New Notes up to the Put Limit on the Put Date (such right, the "Put Right"); and

      WHEREAS, Assignor and Assignee have determined that the difference between the value of portion of the Call Right to be assigned hereunder and the value of the portion of the Put Right to be assumed hereunder is not more than $24,060.

      NOW THEREFORE, the parties hereto agree as follows:

      1.    Assignment and Assumption.

            (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby contributes, conveys, transfers and assigns to Assignee the right of Assignor to purchase up to the first $450,000,000 aggregate principal amount of New Notes under the Call Right. Assignee hereby accepts the foregoing assignment and, in consideration for the assignment of a portion of Assignor's rights under the Call Right pursuant to this Section 1 and the receipt of the cash contribution pursuant to
Section 2 below, Assignee assumes and agrees to pay, perform and/or discharge all of the obligations of Assignor arising under the Put Right solely with respect to the purchase of up to $450,000,000 aggregate principal amount of New Notes. The parties hereto agree that, while nothing in this Agreement shall relieve Assignor from its obligations to holders of the New Notes (the "Holders") under the Put Right, if Assignor receives a notice from the Holders exercising the Put Right, Assignee will satisfy all obligations of Assignor arising under the Put Right with respect to the purchase of up to $450,000,000 aggregate principal amount of New Notes.

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            (b)   The assignment and assumption set forth in Section 1(a) shall have no effect on Assignor's rights and obligations under the Call Right and Put Right with respect to the purchase of New Notes in excess of $450,000,000 aggregate principal amount.

            (c) The parties further agree that (i) if Assignee notifies Assignor that it wishes to exercise the Call Right, Assignor will promptly provide to the Trustee the notice required by the Indenture; and (ii) Assignor will promptly furnish to Assignee any notice relating to the Put Right that Assignor receives from the Trustee.

            (d) The parties further agree that following any purchase of New Notes by Assignee under the Call Right or satisfaction of the Assignor's obligation to purchase New Notes under the Put Right, Assignor will direct the Trustee to deliver such New Notes to or at the direction of the Assignee.

      2. Consideration. The aggregate contribution by Assignor to Assignee is an amount of cash equal to $24,060. Such amount shall be transferred to the account of Assignee upon the effectiveness of the assignment and assumption set forth in Section 1 hereof.

      3. Effectiveness. Assignee and Assignor hereby acknowledge and agree that the assignment and assumption set forth in Section 1 hereof are conditioned on, and will become effective upon, the issuance of the New Notes under the Indenture on the Settlement Date.

      4. Cooperation. Assignor and Assignee each agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assignments and assumptions contemplated by this Agreement.

      5. Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon Assignee, Assignor and their respective legal representatives, successors and assigns. The parties hereto acknowledge and agree that the Trustee on behalf of the Holders shall be an express third-party beneficiary (and not merely an incidental third-party beneficiary) of this Agreement and the obligations of each party under this Agreement. As such, the Trustee shall be entitled to enforce this Agreement against any party hereto on behalf of the Holders and otherwise shall be afforded all remedies available hereunder or otherwise afforded by law against the parties hereto to redress any damage or loss incurred by the Holders.

      6. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without regard to the principles of conflicts of laws.

      7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

      8. Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                                ASSIGNOR:

                                                JANUS CAPITAL GROUP INC.

                                                /s/ Loren M. Starr
                                                --------------------------------
                                                By:    Loren M. Starr
                                                Title: SVP and CFO

                                                ASSIGNEE:

                                                CAPITAL GROUP PARTNERS, INC.

                                                /s/ Gregory A. Frost
                                                --------------------------------
                                                By:    Gregory A. Frost
                                                Title: VP and Controller